SILVER BAY REALTY TRUST CORP. T h i r d Q u a r t e r 2 0 1 4 E a r n i n g s P r e s e n t a t i o n

2 S A F E H A R B O R S T A T E M E N T F O R W A R D - L O O K I N G S T A T E M E N T S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: adverse economic or real estate developments in Silver Bay’s markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; increased vacancy, resident turnover, or turnover costs; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control; Silver Bay’s failure to successfully operate its properties; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the credit facility; failure to successfully manage integration of the Manager into the Company; the Company’s ability to hire and retain skilled managerial, investment, financial and operational personnel; the Company’s ability to perform under the covenants of its revolving credit facility and securitization transaction; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

3 THIRD QUARTER 2014 HIGHLIGHTS  On September 30th, Silver Bay completed the internalization of its advisory manager − Acquired the advisory manager in exchange for approximately 2.2 million common units of the Company’s Operating Partnership  Completed an approximately $313 million securitization transaction with a blended effective interest rate of LIBOR plus 192 basis points  Reported total revenue of $20.0 million, net operating income(2) of $10.0 million, and Core FFO(2) of $3.0 million, or 8-cents per share  Portfolio of approximately 6,500 high-quality single- family rental homes as of October 31, 2014  Estimated portfolio value exceeding $1 billion as of September 30, 2014  Acquired 340 properties in the third quarter (1) Estimated NAV is a non-GAAP financial measure and per share amounts are based upon common shares outstanding plus common units as of September 30, 2014. See the non-GAAP reconciliation included in the appendix. (2) NOI and Core FFO are non-GAAP financial measures. Core FFO per share amounts are based upon weighted average common shares and common units of the Operating Partnership for the respective periods. See the non-GAAP reconciliation included in the appendix. AS OF SEPTEMBER 30, 2014 ESTIMATED NAV(1) $19.97 PER SHARE 92% 94% 95% 93% 95% 95% 94% 0% 20% 40% 60% 80% 100% Q1 - 2013 Q2 - 2013 Q3 - 2013 Q4 - 2013 Q1 - 2014 Q2 - 2014 Q3 - 2014 S T A B I L I Z E D O C C U P A N C Y

PORTFOLIO OVERVIEW AND HPA

PROPERTIES BY STATE

AS OF SEPTEMBER 30, 2014


FL
29%
AZ
26%
GA
17%
CA
9%
TX
8%
[CATEGORY NAME](1) [PERCENTAGE]

MSA HOME PRICE APPRECIATION ("HPA")(2)

Source: CoreLogic as of August 2014

MARKET	HPA (Peak to Trough)(2)	HPA (Peak to Current)	HPA (Prior 12 months)	HPA (Prior 3 months)
Phoenix, AZ	-53%	-30%	4%	1%
Tucson, AZ	-43%	-30%	4%	2%
Northern CA(2)	-60%	-36%	15%	3%
Southern CA(2)	-53%	-31%	11%	1%
Jacksonville, FL	-41%	-28%	4%	2%
Orlando, FL	-55%	-36%	6%	2%
Southeast FL(2)	-53%	-35%	8%	2%
Tampa, FL	-48%	-33%	5%	3%
Atlanta, GA	-33%	-7%	9%	3%
Charlotte, NC	-17%	5%	5%	1%
Las Vegas, NV	-60%	-38%	9%	2%
Columbus, OH	-18%	0%	9%	4%
Dallas, TX	-14%	10%	9%	3%
Houston, TX	-13%	15%	11%	2%
NATIONAL	**-32%**	**-12%**	**6%**	**2%**

(1) "Other' category consists of properties within the following states: Nevada, Ohio and North Carolina.
(2) "MSA" means Metropolitan Statistical Areas, which is generally defined as one or more adjacent counties or county equivalents that have at least one urban core area of at least a 50,000-person population, plus adjacent territory that has a high degree of social and economic integration with the core as measured by commuting ties. Peak refers to highest historical home prices in a particular market prior to the start of the housing recovery. Trough refers to lowest home prices in a particular market since the peak. MSA used for Northern California is Fairfield-Vallejo, which most closely approximates the geographic area in which we purchase homes in Northern California. This MSA is comprised of Solano County and the most populous cities in the MSA are Vallejo, Fairfield, Vacaville, Suisun and Benicia. MSA used for Southern California is Riverside-San Bernardino-Ontario. This MSA is comprised of Riverside and San Bernardino Counties and the most populous cities in the MSA are Riverside, San Bernardino, Fontana and Moreno. MSA used for Southeast FL is Fort Lauderdale-Pompano Beach-Deerfield Beach, FL.

SILVERBAY Realty Trust Corp.

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Q3 - 2014 OPERATIONAL AND FINANCIAL SUMMARY

- Total revenue increased 4% quarter-over-quarter to $20.0 million
- NOI[1] increased 3% quarter-over-quarter to $10.0 million
- Generated Core FFO[1] of $0.08 per share
- Stabilized occupancy of 94% on portfolio of 5,926 single-family properties
- Aggregate occupancy of 88% on portfolio of 6,320 single-family properties, which declined slightly from the prior quarter due to increased acquisitions of 340 properties in the third quarter of 2014
- NAV[2] of $19.97 per share as of September 30th
  - Sequential quarter change primarily due to the issuance of the common units and transaction costs related to the advisory management internalization, partially offset by asset appreciation and the impact of share buy backs



TOTAL REVENUE
($ IN MILLIONS)
$7.7
$10.7
$14.5
$16.7
$18.1
$19.2
$20.0
Q1 - 2013
Q2 - 2013
Q3 - 2013
Q4 - 2013
Q1 - 2014
Q2 - 2014
Q3 - 2014



NET OPERATING INCOME(1)
($ IN MILLIONS)
$2.2
$3.7
$5.6
$8.3
$9.2
$9.7
$10.0
Q1 - 2013
Q2 - 2013
Q3 - 2013
Q4 - 2013
Q1 - 2014
Q2 - 2014
Q3 - 2014

SILVERBAY Realty Trust Corp.

(1) NOI and Core FFO are non-GAAP financial measures. Core FFO per share amounts are based upon weighted average common shares and common units of the Operating Partnership for the respective periods. See the non-GAAP reconciliation included in the appendix.

(2) Estimated NAV is a non-GAAP financial measure and per share amounts are based upon common shares outstanding plus common units as of September 30, 2014. See the non-GAAP reconciliation included in the appendix.

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6 A P P E N D I X

ESTIMATED PORTFOLIO AND ESTIMATED NET ASSET VALUE

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV and believes such metrics are useful as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company's GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company's profitability or liquidity.

A description of the Company's AVM along with certain assumptions and limitations related to its AVM and its calculations of Estimated Portfolio Value and Estimated NAV can be found on the Company's website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the non-GAAP Reconciliations link.

The following is a reconciliation of the Company's investments in real estate to Estimate Portfolio Value and book value to Estimated NAV:

(AMOUNTS IN THOUSANDS OTHER THAN SHARE DATA)	SEPTEMBER 30, 2014			
	AMOUNT		PER SHARE[1]	
Investments in real estate, gross	$	878,793	$	21.99
Accumulated depreciation		(36,653)		(0.92)
Investments in real estate, net		842,140		21.07
Add: Increase in estimated fair market value of investments in real estate[2]		181,506		4.54
Less: Estimated Renovation Reserve[3]		(5,845)		(0.14)
Estimated Portfolio Value	$	1,017,801	$	25.47
Book value[4]	$	622,317	$	15.57
Less: Investments in real estate, net		(842,140)		(21.07)
Add: Estimated Portfolio Value		1,017,801		25.47
Estimated Net Asset Value	$	797,978	$	19.97

(1) Per share amounts are based upon common shares outstanding of 37,729,082 plus 2,231,511 common units for a total of 39,960,593 fully diluted shares outstanding as of September 30, 2014.
(2) Difference between AVM derived value of the Company's portfolio of properties of $1.02 billion which assumes all properties are fully renovated, and net investments in real estate.
(3) Estimated renovation reserve is calculated on properties in the portfolio that are not currently stabilized and for which the initial renovation has not been completed.
(4) Book value as defined by U.S. generally accepted accounting principles represents total assets less total liabilities and less preferred stock in mezzanine or total equity.

SILVERBAY Realty Trust Corp.

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NET OPERATING INCOME

Net operating income, or NOI, is a non-GAAP financial measure defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners' association fees, property management expenses, and certain other non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, advisory management fees, management internalization, general and administrative expenses, interest expense, and other expenses. Additionally, NOI excludes the 5% property management fee because it more closely represents additional advisory management fee, non-cash share based property management stock compensation, expensed acquisition fees and costs, and certain other property management costs.

The Company considers NOI to be a meaningful financial measure, when considered with the financial statements determined in accordance with U.S. GAAP. The Company believes NOI is helpful to investors in understanding the core performance of the real estate operations of the Company.

The following is a reconciliation of the Company's NOI to net loss as determined in accordance with GAAP (amounts in thousands):

(AMOUNTS IN THOUSANDS)		THREE MONTHS ENDED SEPTEMBER 30, 2014		THREE MONTHS ENDED JUNE 30, 2014
Net loss	$	(44,870)	$	(4,970)
Depreciation and amortization		6,427		6,228
Advisory management fee - affiliates		2,251		2,169
Management internalization		39,179		-
General and administrative		2,331		3,417
Interest expense		4,221		2,642
Other		161		(49)
Property operating and maintenance add back:				
Market ready costs prior to initial lease		76		55
Property management add backs:				
5% property management fee		97		80
System implementation costs		15		-
Other		85		86
Total property management add backs		197		166
Net operating income	$	9,973	$	9,658
Net operating income as a percentage of total revenue		49.9%		50.4%

SILVERBAY Realty Trust Corp.
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FUNDS FROM OPERATIONS AND CORE FUNDS FROM OPERATIONS

Funds From Operations, or FFO, is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO.

Core Funds From Operations, or Core FFO, is a non-GAAP financial measure that the Company uses as a supplemental measure of its performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, certain fees and expenses related to its securitization transaction, total non-cash share based stock compensation, costs associated with the Internalization, non-cash expenses associated with the Company's commitment reduction and pay-down of the revolving credit facility, and certain other costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time whereas real estate costs that are expenses are accounted for as a current period expense. This affects FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are added back to net income to calculate FFO and Core FFO.

FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership.

The following table sets forth a reconciliation of the Company's net loss as determined in accordance with GAAP and its calculations of FFO and Core FFO for the three months ended September 30, 2014 and June 30, 2014. Also presented is information regarding the weighted-average number of shares of the Company's common stock and common units of the Operating Partnership outstanding used for the computation of FFO and Core FFO per share (amounts in thousands, except share and per-share amounts):

	THREE MONTHS ENDED SEPTEMBER 30, 2014		THREE MONTHS ENDED JUNE 30, 2014	
Net loss[1]	$	(44,870)	$	(4,970)
Depreciation and amortization		6,427		6,228
Other		113		152
Funds from operations		(38,330)		1,410
Adjustments:				
Acquisition fees and costs expensed and other[2]	$	-	$	775
Securitization fees and costs expenses[3]		217		474
Non-cash stock compensation		259		259
Market ready costs to initial lease		76		55
System implementation costs		15		-
Management internalization[1]		39,179		-
Write-off of deferred financing fees		1,058		-
Ineffectiveness of interest rate cap agreements		480		-
Amortization of discount on securitization loan		41		-
Core funds from operations	$	2,995	$	2,973
FFO	$	(38,330)	$	1,410
Preferred stock distributions		(25)		(25)
FFO available to common shares and units	$	(38,355)	$	1,385
Core FFO	$	2,995	$	2,973
Preferred stock distributions		(25)		(25)
Core FFO available to common shares and units	$	2,970	$	2,948
Weighted average shares and units outstanding[4]		38,339,487		38,465,803
FFO per share	$	(1.00)	$	0.04
Core FFO per share	$	0.08	$	0.08

(1) Includes cost to internalize the Manager of $39.2 million, primarily related to issuance of the common units of the Operating Partnership and to a lesser extent, certain transaction costs and assumption of certain liabilities during the three months ended September 30, 2014.
(2) Includes a one-time expense of $775 in the three months ended June 30, 2014 to acquire the Company's third-party property manager in the Company's Tampa market.
(3) Represents non-capitalizable costs related to the Company's securitization transaction for personnel and other matters.
(4) Represents the weighted average of common shares and common units in the Operating Partnership outstanding for the periods presented.

SILVERBAY Realty Trust Corp.
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10 3300 FERNBROOK LANE NORTH| SUITE 210 | PLYMOUTH | MN | 55477 P: 952.358.4400 | E: INVES TO RS@ SILVERBAYMGMT .C OM